SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) February 21, 2006

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 1.02 Termination of a Material Definitive Agreement

AMERISERV FINANCIAL Inc. (the "Registrant") announced the termination of the Memorandum of Understanding.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

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Exhibit 99.1

Press release dated February 21, 2006, announcing the termination of the Memorandum of Understanding.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: February 21, 2006

Exhibit 99.1

For Information Contact:

February 21, 2006

Allan Dennison, AmeriServ Financial

(814) 533-5337

FOR IMMEDIATE RELEASE

AmeriServ progress leads to termination of MOU

JOHNSTOWN, PA, February 21 – AmeriServ Financial Inc. (NASDAQ:ASRV) announced today that the Federal Reserve Bank of Philadelphia and Pennsylvania Department of Banking have terminated the Memorandum of Understanding (MOU) that the Company had been operating under since Feb. 28, 2003.

The MOU was enacted to address prior deficiencies in asset quality, credit administration, and other matters.  AmeriServ’s successful actions to improve asset quality, strengthen capital, reduce interest rate risk, and enhance administrative procedures, were the key factors that led to the termination of this regulatory enforcement action.

“This news is very satisfying given all the focused effort that our Board of Directors and employees have put into strengthening our balance sheet and improving our capital over the past two years,” said AmeriServ President and CEO Allan Dennison.  “The termination of the MOU validates our actions to date and will allow us to sharpen our focus and energy toward providing quality service to our customers and improving earnings performance.”

The termination of the MOU will mean lower insurance and regulatory costs and reduces the administrative burdens on AmeriServ so the Company can focus on the development of new business within the context of a community bank based strategic plan.

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This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company’s Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.